EXECUTION COPY








                              SEPARATION AGREEMENT

                                 BY AND BETWEEN

                           GENERAL MOTORS CORPORATION

                                       AND

                         HUGHES ELECTRONICS CORPORATION






                          Dated as of October 28, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
THE HUGHES RECAPITALIZATION....................................................5
      Section 1.1.   Consummation of the Hughes Recapitalization...............5
      Section 1.2.   Further Assurances Regarding the Hughes
                     Recapitalization..........................................7
      Section 1.3.   Reductions in Exchange Shares and Cash Dividend...........7
      Section 1.4.   Refinancing of the PanAmSat Note..........................8

ARTICLE 2
CERTAIN INTERCOMPANY MATTERS...................................................9
      Section 2.1.   Ancillary Separation Agreements...........................9
      Section 2.2.   Insurance Matters.........................................9
      Section 2.3.   Registration Rights......................................11
      Section 2.4.   No Amendment, Waiver or Termination of Merger
                     Agreement................................................12
      Section 2.5.   Publicity................................................12

ARTICLE 3
CONFIDENTIALITY...............................................................13
      Section 3.1.   Treatment of Confidential Information....................13
      Section 3.2.   Legally Required Disclosure of Confidential
                     Information..............................................13
      Section 3.3.   Policies and Procedures..................................14

ARTICLE 4
CONTINUING INFORMATION SUPPORT................................................14
      Section 4.1.   Access to Information....................................14
      Section 4.2.   Production of Witnesses..................................15
      Section 4.3.   Reimbursement............................................15
      Section 4.4.   Retention of Records.....................................15

ARTICLE 5
CONDITIONS TO CLOSE...........................................................15
      Section 5.1.   Conditions to Obligation to Consummate the Hughes
                     Recapitalization.........................................15
      Section 5.2.   GM Notional Shares.......................................18

ARTICLE 6
TERMINATION...................................................................18
      Section 6.1.   Termination of Agreement.................................18
      Section 6.2.   Effect of Termination....................................19

ARTICLE 7
MISCELLANEOUS.................................................................19
      Section 7.1.   Notices..................................................19
      Section 7.2.   Interpretation; Absence of Presumption...................20
      Section 7.3.   Counterparts.............................................21
      Section 7.4.   Entire Agreement; Severability...........................21

                                                                            Page
                                                                            ----

      Section 7.5.   Third Party Beneficiaries................................21
      Section 7.6.   Governing Law............................................21
      Section 7.7.   Specific Performance.....................................21
      Section 7.8.   Assignment...............................................22
      Section 7.9.   Amendment................................................22
      Section 7.10.  Dispute Resolution.......................................22
      Section 7.11.  Consent to Jurisdiction..................................22

                                    EXHIBITS

Exhibit A   -   Form of GM/Hughes Intellectual Property Agreement
Exhibit B   -   Form of GM/Hughes Special Employee Items Agreement
Exhibit C   -   Form of Amended and Restated Agreement for the Allocation of
                United States Income Taxes between GM and Hughes

                             INDEX OF DEFINED TERMS


                                                                            Page
                                                                            ----

Affiliate....................................................................10
Agreement.....................................................................1
AOL Registration Rights Agreement............................................11
Applicable Law...............................................................17
Average Exchange Price........................................................8
Cash Dividend.................................................................5
Change in Tax Law ...........................................................16
Code..........................................................................4
Confidential Information.....................................................13
Control......................................................................10
Current Pension Plans Registration Rights Agreement..........................11
Demand Note...................................................................5
Denominator...................................................................5
EchoStar......................................................................1
EchoStar Stockholder Consent..................................................4
Excess Exchange Amount........................................................8
Excess Exchange Share Number..................................................8
Exchange Act.................................................................10
Exchange Debt.................................................................1
Exchange Shares...............................................................1
GM............................................................................1
GM $1-2/3 Common Stock........................................................2
GM Affiliate.................................................................10
GM Business..................................................................13
GM Certificate of Incorporation...............................................2
EchoStar Controlling Stockholder..............................................3
GM Class H Common Stock.......................................................1
GM Debt/Equity Exchange.......................................................1
GM Notional Shares...........................................................18
GM Series H Preference Stock..................................................2
GM Transactions...............................................................2
GM/Hughes Tax Agreements......................................................9
Governmental Authority........................................................7
HCG...........................................................................1
HCI...........................................................................1
HCSS..........................................................................1
Hughes........................................................................1
Hughes Affiliate.............................................................10
Hughes Business..............................................................11

                                                                            Page
                                                                            ----

Hughes Class C Common Stock...................................................1
Hughes Insurance Claims......................................................11
Hughes Preference Stock.......................................................2
Hughes Recapitalization.......................................................6
Implementation Agreement......................................................2
Insurance Policy.............................................................11
IRS..........................................................................16
IRS Submission...............................................................16
Mandatory Exchange Share Reduction............................................7
Merger........................................................................1
Merger Agreement..............................................................4
Merger Commitment Letter......................................................3
Merger Financing..............................................................3
Merger Financing Agreement....................................................3
NYSE..........................................................................6
Optional Exchange Share Reduction.............................................7
PanAmSat......................................................................1
PanAmSat Financing Agreement..................................................3
PanAmSat Loan Agreement.......................................................8
PanAmSat Note.................................................................8
PanAmSat Note Repayment.......................................................8
PanAmSat Purchase Financing...................................................3
PanAmSat Stock Purchase Agreement.............................................1
PanAmSat Stock Sale...........................................................1
Person.......................................................................10
Pledge Agreement..............................................................3
PRIMESTAR Registration Rights Agreement......................................12
Recapitalization Amount.......................................................5
Recapitalization Price........................................................6
Registration Rights Agreements...............................................12
Regulatory Approval Date......................................................6
Representatives..............................................................13
Requisite Stockholder Approval...............................................16
Ruling.......................................................................16
Service Agent................................................................23
Spin-Off......................................................................2
Spin-Off Denominator..........................................................6
Spin-Off Effective Time.......................................................5
Spin-Off/Merger Registration Statement.......................................17
Subsequent Ruling ...........................................................16
Supplemental Agreement........................................................3
U.S. Trust...................................................................11
Volume Weighted Average Trading Price.........................................6

                              SEPARATION AGREEMENT

         This Separation Agreement (this "Agreement") is made and entered into as of October 28, 2001, by and between General Motors Corporation, a Delaware corporation ("GM"), and Hughes Electronics Corporation, a Delaware corporation and a wholly owned subsidiary of GM ("Hughes").

         WHEREAS, Hughes and EchoStar Communications Corporation, a Nevada corporation ("EchoStar"), desire to combine the business of EchoStar with the Hughes Business (as defined in the Implementation Agreement), following the separation of Hughes from GM, pursuant to a merger of EchoStar with and into Hughes with Hughes as the surviving corporation (the "Merger"), as contemplated by the Merger Agreement (as defined below); and

         WHEREAS, it is a condition to the Merger that, at the time of the consummation of the Merger, the Hughes Recapitalization (as defined below) and the Spin-Off (as defined below) be completed and that Hughes be an independent, publicly owned company comprising the Hughes Business, separate from and no longer wholly owned by GM; and

         WHEREAS, subject to the terms and conditions set forth in the PanAmSat Stock Purchase Agreement (the "PanAmSat Stock Purchase Agreement"), entered into by and among Hughes, Hughes Communications, Inc., a California corporation and an indirect wholly owned subsidiary of Hughes ("HCI"), Hughes Communications Galaxy, Inc., a California corporation and an indirect wholly owned subsidiary of Hughes ("HCG"), and Hughes Communications Satellite Services, Inc., California corporation and an indirect wholly owned subsidiary of Hughes ("HCSS"), concurrently with the execution and delivery of this Agreement, in the form attached as Exhibit A to the Implementation Agreement, HCI, HCG and HCSS have agreed to sell to EchoStar, and EchoStar has agreed to purchase from HCI, HCG and HTSC (such transaction, the "PanAmSat Stock Sale"), all of the shares of capital stock of PanAmSat Corporation, a Delaware corporation ("PanAmSat"), owned by HCI, HCG and HTSC, in accordance with the terms and conditions set forth in the PanAmSat Stock Purchase Agreement; and

         WHEREAS, at any time after the date of this Agreement and prior to the date that is six (6) months after the Merger Effective Time (as defined in the Merger Agreement), GM may, pursuant to one or more transactions, issue shares of GM's Class H Common Stock, par value $0.01 per share (the "GM Class H Common Stock"), or distribute shares of Class C Common Stock of Hughes, par value $0.01 per share (the "Hughes Class C Common Stock") (any such shares of GM Class H Common Stock or Hughes Class C Common Stock distributed by GM, the "Exchange Shares"), up to an aggregate of one hundred million (100,000,000) Exchange Shares (subject to reduction pursuant to this Agreement and subject to increase by up to an additional fifty million (50,000,000) Exchange Shares (but in no event shall such increase exceed One Billion Dollars ($1,000,000,000.00)) in accordance with Section 5.1(h) to the Implementation Agreement), to holders of certain outstanding debt obligations of GM ("Exchange Debt") in exchange for such Exchange Debt (any such exchange, a "GM Debt/Equity Exchange"); and

         WHEREAS, GM and Hughes desire to consummate the Hughes Recapitalization on the terms set forth in this Agreement and to set forth certain rights and obligations of GM and Hughes with respect to the separation of Hughes from GM pursuant to the Spin-Off; and

         WHEREAS, immediately following the Hughes Recapitalization, (i) GM, pursuant to provisions to be implemented by means of an amendment of the Restated Certificate of Incorporation of GM, as amended (the "GM Certificate of Incorporation"), shall distribute to the holders of record of GM Class H Common Stock shares of Hughes Class C Common Stock in exchange for all of the outstanding  shares  of GM  Class H  Common  Stock  in  accordance  with  the GM
Certificate of Incorporation, as amended in connection with the Hughes Recapitalization, and the GM Class H Common Stock will be redeemed and canceled,
(ii) in connection therewith, GM shall distribute to holders of record of GM's Series H 6.25% Automatically Convertible Preference Stock, par value $0.10 per share (the "GM Series H Preference Stock"), shares of Preference Stock, par value $0.10 per share, of Hughes (the "Hughes Preference Stock"), in exchange for all of the outstanding shares of GM Series H Preference Stock in accordance with the Certificate of Designations relating to the GM Series H Preference Stock and the GM Series H Preference Stock will be canceled, and (iii) GM shall, subject to Section 5.2(h) of the Implementation Agreement, either retain, or, immediately following the redemption of shares of GM Class H Common Stock in exchange for shares of Hughes Class C Common Stock as described in clause (i) above, distribute by means of a dividend to the holders of record of GM's Common Stock, par value $1-2/3 per share (the "GM $1-2/3 Common Stock"), in respect of all outstanding shares of GM $1-2/3 Common Stock, the remaining shares of Hughes Class C Common Stock held by GM and not previously distributed to the holders of record of GM Class H Common Stock, in each case as provided in the
Implementation Agreement (the transactions described in clauses (i) through (iii) above being referred to herein collectively as the "Spin-Off"); and

         WHEREAS, consummation of the Hughes Recapitalization and the Spin-Off is conditioned on, among other things, the approval by the holders of a majority of the outstanding shares of GM $1-2/3 Common Stock and GM Class H Common Stock, each voting as a separate class and both voting together as a single class based on their respective per share voting power, of this Agreement, the Implementation Agreement (as defined below) and the transactions contemplated hereby and thereby, including the GM Charter Amendment (as defined in the Implementation Agreement), the Hughes Recapitalization and the Spin-Off (collectively, the "GM Transactions"); and

         WHEREAS, GM, Hughes and EchoStar have entered into an Implementation Agreement, dated as of the date hereof (the "Implementation Agreement"), setting forth, among other things, the rights and obligations of GM with respect to the consummation of the GM Transactions, including the Spin-Off; and

         WHEREAS, a certain lender has committed to lend to Hughes or the Surviving Corporation (as defined in the Merger Agreement) up to Five Billion Five Hundred Twenty Five

Million Dollars ($5,525,000,000.00) for the purpose of financing the Recapitalization Amount (as defined below), refinancing certain outstanding indebtedness in connection with the consummation of the Merger and financing the combined business of Hughes and EchoStar following the Merger (the "Merger Financing") on the terms set forth in the commitment letter, attached as Exhibit B to the Implementation Agreement or in any similar commitment or financing letter or other agreement replacing, and having substantially the same effect as, such commitment letter and reasonably acceptable to Hughes (in either case, the "Merger Commitment Letter"); and

         WHEREAS, GM, Hughes, EchoStar and The Samburu Warrior Revocable Trust, a trust as to which Charles W. Ergen is the sole trustee (the "EchoStar Controlling Stockholder"), are concurrently entering into that certain Supplemental Agreement & Guaranty (the "Supplemental Agreement"), in the form attached as Exhibit C to the Implementation Agreement, relating to the commitment of EchoStar to use its best efforts to assist Deutsche Bank, A.G., New York, in obtaining commitments from nationally recognized banking institutions to provide for an additional amount of financing such that the aggregate amount of financing to be obtained pursuant to the Merger Financing (including financing arranged pursuant to any co-arrangements with co-arrangers as contemplated by the provisions of the Merger Commitment Letter) shall be in the amount of at least Five Billion Five Hundred Twenty Five Million Dollars ($5,525,000,000.00), and, in connection therewith, the EchoStar Controlling Stockholder has pledged certain shares of EchoStar stock to GM pursuant to that certain Pledge Agreement (the "Pledge Agreement"), executed by the EchoStar Controlling Stockholder and GM concurrently with the Supplemental Agreement, in the form attached as Exhibit D to the Implementation Agreement; and

         WHEREAS, the Merger Financing will be consummated (i) in accordance with one or more credit agreements (collectively, the "Merger Financing Agreement") to be entered into by and among Hughes, EchoStar and the lenders parties thereto as soon as reasonably practicable following the date hereof based on the terms set forth in the Merger Commitment Letter and/or (ii) with proceeds from one or more private placements or public offerings of debt or equity securities of EchoStar as contemplated by the Implementation Agreement; and

         WHEREAS, a certain lender has delivered a commitment letter to EchoStar, pursuant to which it has committed to lend to EchoStar up to One Billion Nine Hundred Million Dollars ($1,900,000,000.00) for the purpose of consummating the PanAmSat Stock Sale (the "PanAmSat Purchase Financing"); and

         WHEREAS, the PanAmSat Purchase Financing will be consummated (i) in accordance with a credit agreement (the "PanAmSat Financing Agreement") to be entered into by and among EchoStar and the lenders parties thereto as soon as reasonably practicable following the date hereof based on the terms set forth in the Merger Commitment Letter and/or (ii) with proceeds from one or more private placements or public offerings of debt or equity securities of EchoStar as contemplated by the Implementation Agreement; and

         WHEREAS, EchoStar Controlling Stockholder, acting by written consent immediately after the execution of the Merger Agreement, shall have executed and delivered to EchoStar a written consent as the controlling stockholder of EchoStar (the "EchoStar Stockholder Consent"), in the form attached as Exhibit E to the Implementation Agreement, adopting and approving the Merger Agreement, and, as a result of the EchoStar Stockholder Consent, no further approval of the Merger Agreement by the EchoStar Board of Directors or stockholders will be required in order to consummate the Merger; and

         WHEREAS, the Spin-Off will occur pursuant to the terms and conditions of the Implementation Agreement; and

         WHEREAS, immediately after the Spin-Off and subject to satisfaction of the conditions precedent thereto, the Merger will occur pursuant to an Agreement and Plan of Merger (the "Merger Agreement") entered into by and among EchoStar and Hughes concurrently with the execution and delivery of this Agreement, in the form attached as Exhibit G to the Implementation Agreement; and

         WHEREAS, the parties intend the Spin-Off to qualify as a distribution of Hughes stock to GM stockholders with respect to which no gain or loss will be recognized pursuant to Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder (the "Code"), by GM, Hughes and their respective stockholders; and

         WHEREAS, the parties intend the Merger to qualify as a reorganization described in Section 368(a) of the Code; and

         WHEREAS, the respective Boards of Directors of GM and Hughes have determined that the transactions contemplated hereby are advisable, desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, the respective Boards of Directors of GM and Hughes have approved and adopted this Agreement and the Board of Directors of GM has determined, subject to its fiduciary duties under applicable law, to recommend the GM Transactions to the GM common stockholders;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE 1

                           THE HUGHES RECAPITALIZATION

         Section 1.1. Consummation of the Hughes Recapitalization. Subject to the terms and conditions of this Agreement, including satisfaction or waiver of each of the conditions set forth in Article 5 below, the parties agree as follows:

         (a) Dividend Distributions to GM. Prior to the effective time of the Spin-Off (the "Spin-Off Effective Time"), Hughes shall distribute as a dividend to GM (or pay to GM or a GM Affiliate in satisfaction of a promissory note previously issued to GM or a GM Affiliate):

              (i) Four Billion Two Hundred Million Dollars ($4,200,000,000.00), subject to any reduction pursuant to Section 1.3(b) below, payable in cash (the "Cash Dividend"), subject to Section 1.1(a)(ii) below; and

              (ii) if, at the time that the Cash Dividend is otherwise payable under Section 1.1(a)(i) above, Hughes shall have insufficient funds available to it to pay in full the Cash Dividend in cash, then, to the extent and in lieu of any such shortfall in funds, Hughes shall distribute as a dividend to GM a demand note issued by Hughes with an original principal amount equal to the amount of such shortfall (the "Demand Note"), having terms, including interest rate, reasonably acceptable to GM, Hughes and EchoStar. Any Demand Note shall be paid in full upon the occurrence of the Merger Effective Time.

For the purposes of this Agreement, "Recapitalization Amount" means the amount equal to Four Billion Two Hundred Million Dollars ($4,200,000,000.00) minus any reduction required pursuant to Section 1.3(b) below, which amount is equal to the deemed value of the distributions described in this Section 1.1(a).

The parties understand and agree that, at any time following the receipt of the Requisite Stockholder Approval, Hughes may distribute as a dividend to GM or a GM Affiliate a promissory note in an amount approximately equal to the Recapitalization Amount. In the event that such a promissory note has been so distributed as of the time of the Hughes Recapitalization, then the payments described above in this Section 1.1(a) may be made in repayment of such promissory note rather than as a dividend.

         (b) Reduction of the Denominator of the Class H Fraction. In consideration of the dividend distributions from Hughes described in Section 1.1(a) hereof, GM shall promptly take all actions within its control necessary to cause the denominator of the fraction (the "Denominator") described in Article Fourth, Division I, Section (a)(4) of the GM Certificate of Incorporation to be reduced upon GM's receipt of such dividend distributions by a number equal to the quotient determined by dividing the Recapitalization Amount by the Recapitalization Price (as defined below). In connection therewith, Hughes shall issue to GM a number of shares of Hughes Class C Common Stock such that the number of shares of Hughes Class C Common Stock held by GM immediately prior to the Spin-Off Effective Time shall equal the Spin-Off Denominator (as defined below). The transactions described in Sections 1.1(a) and (b) hereof are referred to herein collectively as the "Hughes Recapitalization."

         (c) Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Recapitalization Price" means the average (rounded to the nearest 1/10,000, or if there shall not be a nearest 1/10,000, to the next highest 1/10,000) of the Volume Weighted Average Trading Prices (as defined below) of the GM Class H Common Stock for each of the five (5) consecutive trading days (or, if less, the number of trading days following the Regulatory Approval Date (as defined below) and before the date of the Spin-Off Effective
Time) ending on and including the trading day immediately prior to the date of the Spin-Off Effective Time;

              (ii) "Regulatory Approval Date" means the first date on which there shall be a public announcement by GM or Hughes that the conditions set forth in Section 6.1(b) and Section 6.1(c) of the Merger Agreement have been satisfied or waived;

              (iii) "Spin-Off Denominator" means the Denominator determined as of immediately prior to the Spin-Off Effective Time, and after giving effect to the adjustment to the Denominator in connection with the Hughes Recapitalization as contemplated by Section 1.1(b) of this Agreement, and determined as of such point in time rather than as an average with respect to any accounting period. Any determination of the Spin-Off Denominator shall be made in good faith by the GM Board of Directors in accordance with the preceding sentence. Promptly following any determination by the GM Board of Directors of the Spin-Off Denominator pursuant to this Agreement, GM shall provide written notice thereof to EchoStar (which notice shall include the computation thereof); and

              (iv) "Volume Weighted Average Trading Price" means, with respect to any trading day (defined as 9:30 a.m. through 4:00 p.m., Eastern Time), the weighted average of the reported per share prices at which transactions in GM Class H Common Stock are executed on the New York Stock Exchange ("NYSE") during such trading day (weighted based on the number of shares of GM Class H Common Stock traded, as such weighted average price appears on the Bloomberg screen "Volume at Price" page for GM Class H Common Stock when observed at 5:00 p.m., Eastern Time, on such trading day ).

         Section 1.2. Further Assurances Regarding the Hughes Recapitalization. In addition to the actions expressly provided for elsewhere in this Agreement, each of GM and Hughes shall, and shall cause its controlled affiliates to promptly take, or cause to be taken, any and all actions within its control, and do, or cause to be done, all things within its control necessary under applicable laws, regulations and agreements in order to consummate and make effective the Hughes Recapitalization. Without limiting the generality of the foregoing, each of GM and Hughes shall cooperate with the other party in all respects, and promptly take all actions within its control to execute and deliver, or to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, which shall include appropriate representations, warranties and covenants, and to make all filings with, and to obtain all consents, approvals or authorizations of, any foreign, federal, state or local governmental or regulatory body, agency, instrumentality or authority ("Governmental Authority") which are reasonably requested by the other party in order to consummate and make effective the Hughes Recapitalization.

         Section 1.3. Reductions in Exchange Shares and Cash Dividend.

         (a) Debt/Equity Exchange Reduction. If and only to the extent required in order to satisfy the condition set forth in Section 6.1(h) of the Merger Agreement as of immediately prior to the Merger Effective Time, then as of immediately prior to the Hughes Recapitalization the aggregate number of shares of Hughes Class C Common Stock which GM shall be entitled to distribute in connection with all GM Debt/Equity Exchanges after the Merger Effective Time, if any, shall be reduced (such reduction, a "Mandatory Exchange Share Reduction") by an amount equal to the least of: (i) forty million (40,000,000), (ii) the excess of one hundred million (100,000,000) over the number of shares of GM Class H Common Stock that have been issued by GM in connection with all GM Debt/Equity Exchanges prior to the Hughes Recapitalization and (iii) the minimum number by which the total number of shares of Hughes Class C Common Stock that GM is then entitled to distribute in connection with GM Debt/Equity Exchanges would have to be reduced in order for the condition set forth in Section 6.1(h) of the Merger Agreement to be satisfied; provided that in order to cause the condition set forth in Section 6.1(h) of the Merger Agreement to be satisfied, GM may in its sole and absolute discretion elect to reduce further (such further reduction, an "Optional Exchange Share Reduction") the aggregate number of additional shares of Hughes Class C Common Stock which it is entitled to distribute in connection with any subsequent GM Debt/Equity Exchange by delivering a written notice to Hughes and EchoStar setting forth the amount of such additional reduction.

         (b) Reduction of Cash Dividend. If, after giving effect to any Mandatory Exchange Share Reduction and any Optional Exchange Share Reduction, the conditions set forth in Section 5.1(l) below or Section 6.1(h) of the Merger Agreement are still not satisfied, the Cash Dividend shall be reduced by an amount equal to the least of: (i) seven hundred million dollars ($700,000,000.00), (ii) the Excess Exchange Amount (as defined below) and (iii) the minimum amount by which the Cash Dividend would have to be reduced in order for the conditions set forth in Section 5.1(l) below and Section 6.1(h) of the Merger Agreement to be satisfied; provided that in order to cause the conditions set forth in Section 5.1(l) below and in
Section 6.1(h) of the Merger Agreement to be satisfied, GM may in its sole and absolute discretion elect to further reduce the amount of the Cash Dividend by delivering a written notice to Hughes and EchoStar, setting forth the amount of such additional reduction.

         (c) Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Average Exchange Price" means the quotient determined by dividing (x) the aggregate fair market value (as determined in accordance with the applicable exchange agreement entered into by GM and one or more financial institutions in connection with such GM Debt/Equity Exchange(s)) of the Exchange Debt repurchased by GM in exchange for shares of GM Class H Common Stock issued in connection with any GM Debt/Equity Exchange that shall have occurred prior to the Spin-Off Effective Time by (y) the aggregate number of shares of GM Class H Common Stock issued in connection with such GM Debt/Equity Exchange.

              (ii) "Excess Exchange Amount" means the product of the Average Exchange Price multiplied by the Excess Exchange Share Number.

              (iii) "Excess Exchange Share Number" means the number equal to the excess, if any, of (x) the number of shares of GM Class H Common Stock issued in connection with any GM Debt/Equity Exchange that shall have occurred prior to the Spin-Off Effective Time over (y) sixty million (60,000,000); provided that, in the event that there is no such excess, the "Excess Exchange Share Number" shall be zero (0).

         Section 1.4. Refinancing of the PanAmSat Note. Pursuant to the Loan Agreement, dated as of May 15, 1997 (as amended, the "PanAmSat Loan Agreement"), between Hughes, formerly known as Hughes Network Systems, Inc., and PanAmSat, formerly known as Magellan International, Inc., as amended by the First Amendment to Loan Agreement, entered into as of December 22, 1997, by and between Hughes and PanAmSat, Hughes currently provides to PanAmSat a credit facility, including the loan evidenced by the promissory note dated May 15, 1997, issued by PanAmSat to Hughes (such Loan Agreement and credit facility, the "PanAmSat Note"). The parties intend that the entire amount outstanding under the PanAmSat Note (including all principal, interest and any other amounts outstanding thereunder) shall be paid in cash by PanAmSat to Hughes (such payment of the entire amount outstanding under the PanAmSat Note, the "PanAmSat Note Repayment") prior to the consummation of the Hughes Recapitalization. Accordingly, Hughes has requested that PanAmSat use its best efforts to, and Hughes shall use commercially reasonable efforts to cause PanAmSat to, (a) in accordance with the terms of the PanAmSat Loan Agreement, replace the PanAmSat Note with a credit facility or (b) obtain other third party financing arrangements to refinance the PanAmSat Note, in each case, on such terms as may be available to PanAmSat and as are reasonably acceptable to Hughes in consultation with EchoStar; provided that any credit facility or other third party financing arrangements that replace the PanAmSat Note (i) shall be on market terms (i.e., such credit facility or other third party financing arrangements shall have terms that are generally consistent in the aggregate with the terms available in the market at such time for a comparable credit facility with respect to a comparable borrower) and (ii) shall not contain any change of control or event of default provisions which shall be triggered by the consummation of the GM Transactions or the Merger.


                                    ARTICLE 2

                          CERTAIN INTERCOMPANY MATTERS

         Section 2.1. Ancillary Separation Agreements. GM and Hughes, together with their affiliates specified therein, have entered into or, concurrently with the execution and delivery of this Agreement, are entering into (a) the GM/Hughes Tax Agreements (as defined below), (b) the GM/Hughes Intellectual Property Agreement in the form attached as Exhibit A hereto and (c) the GM/Hughes Special Employee Items Agreement in the form attached as Exhibit B hereto. For the purposes of this Agreement, "GM/Hughes Tax Agreements" means (i) the Amended and Restated Agreement for the Allocation of United States Income Taxes between GM and Hughes, in the form of Exhibit C attached hereto; (ii) the Agreement for the Allocation of United States Federal Income Taxes, effective as of December 29, 1985, by and among GM, Hughes Electronics Corporation (formerly GM Hughes Electronics Corporation), HE Holdings, Inc. (formerly Hughes Aircraft Company), and Delco Electronics Corporation, as amended to date; and (iii) the Tax Sharing Agreement, dated as of December 17, 1997, by and among GM, Hughes and HE Holdings, Inc. (subsequently renamed Raytheon Company).

         Section 2.2. Insurance Matters.

         (a) Cooperation in Insurance Matters. Prior to the Spin-Off Effective Time, GM has maintained insurance programs which provide certain coverages for a number of entities, including Hughes, Hughes Affiliates (as defined below) and their respective officers and directors. From and after the Spin-Off Effective Time, except as provided herein or as otherwise provided in the Implementation Agreement with respect to directors and officers liability insurance, Hughes shall be responsible for obtaining and maintaining its own insurance program separately from the GM insurance programs (which may continue to be maintained by GM). Notwithstanding the foregoing, (i) GM, upon the request of Hughes, shall use commercially reasonable efforts to assist Hughes in the transition to its own separate insurance coverage from and after the Spin-Off Effective Time, and shall provide Hughes with any information that is in the possession of GM and is reasonably available and useful to either obtain such insurance coverage or to assist Hughes in preventing gaps in its insurance coverages, (ii) in the event that prior to the Spin-Off Effective Time Hughes is not able to obtain any such separate insurance coverage or to obtain such on reasonable commercial terms substantially consistent with the commercial terms applicable to the insurance coverage intended to be replaced, at the request of Hughes, GM and Hughes shall cooperate with each other to enter into an arrangement, on an arm's-length basis, that would permit Hughes for a reasonable period of time after the Spin-Off Effective Time to continue to have the benefit of the insurance coverage formerly provided by GM's insurance program, on terms that require Hughes to reimburse GM for the costs of such extended insurance coverage that are fairly allocable to the inclusion of Hughes among GM and the other GM parties that otherwise benefit from such coverage,
(iii) each of GM and Hughes, upon the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in the collection of proceeds from insurance claims made under any Insurance Policy (as defined below) for the benefit of any insured party and (iv) each of GM, Hughes, each GM Affiliate (as defined below) and each Hughes Affiliate, shall use commercially reasonable efforts not to take any action that would jeopardize or otherwise interfere with any party's ability to collect any proceeds payable pursuant to any Insurance Policy.

         (b) Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Affiliate" or "affiliate" means with respect to GM or Hughes, a GM Affiliate or a Hughes Affiliate, as the case may be.

              (ii) "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or the beneficial ownership (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder (the "Exchange Act")) of more than fifty percent (50%) of the voting securities of a Person;

              (iii) "GM Affiliate" means, as of any particular time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with GM as of such time; provided, however, that the term "GM Affiliate," as of any particular time, shall not include Hughes or any Hughes Affiliate as of such time;

              (iv) "Hughes Affiliate" means (x) with respect to any time prior to the Spin-Off Effective Time, a Person that, directly or indirectly through one or more intermediaries, was Controlled by Hughes as of such time and (y) with respect to any time after the Spin-Off Effective Time, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with Hughes as of such time; and

              (v) "Person" means any individual, corporation, limited liability company, partnership, trust or unincorporated organization or government or any agency or political subdivision thereof.

         (c) Claims. With respect to any claims in respect of the Hughes Business arising out of events, acts or omissions commencing or occurring prior to the Spin-Off Effective Time, for which Hughes, any Hughes Affiliates or any of their respective officers, directors, employees or other covered parties may be entitled to assert a claim for recovery under any policy of insurance maintained by GM or any GM Affiliates prior to the Spin-Off Effective Time (an "Insurance Policy") in accordance with the terms thereof ("Hughes Insurance Claims"), GM, at the request of Hughes, shall use commercially reasonable efforts in asserting, or assisting Hughes in asserting, such claims under any such Insurance Policy; provided, that in all cases (i) Hughes shall promptly pay or reimburse GM for all reasonable external costs and expenses incurred by GM in connection with such claims (whether such claims were made before or are made after the Spin-Off Effective Time) to the extent GM's assistance is so requested by Hughes, including retrospective premium adjustments to the extent attributable to such claims, (ii) to the full extent permitted by contract and law, the control and administration of such Insurance Policies, including with respect to any proposed buyouts of such Insurance Policies, shall remain with GM, (iii) such claims shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable required deductibles, retentions, self-insurance provisions or any payment or reimbursement obligations paid out by GM or any GM Affiliates in respect thereof, (iv) with respect to claims-made Insurance Policies, such claims must have been incurred and reported prior to the Spin-Off Effective Time to the extent required by such policies, and (v) Hughes shall promptly report to GM any such claims, although any delay in notice shall not reduce any recoveries except to the extent GM is actually prejudiced thereby. GM and its insurers shall cooperate with Hughes and shall have the right in consultation with Hughes to control the investigation, defense and settlement of all claims, but no such settlement may be effected without the consent of Hughes, which consent shall not be unreasonably withheld or delayed, unless such settlement does not include any admission of liability or exposure to third party contribution claims and includes an unconditional written release of Hughes and any other insured parties from all liability in respect of such claim.

         Section 2.3. Registration Rights.

         (a) Registration Rights Agreements. GM hereby represents and warrants that, other than (i) the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among GM, Hughes, United States Trust Company of New York ("U.S. Trust"), as Trustee of the GM Special Hourly Employees Pension Trust established under the GM Hourly-Rate Employees Pension Plan, and U.S. Trust, as Trustee of the Sub-Trust of the GM Welfare Benefit Trust established under the GM Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the GM Health Care Program for Hourly Employees and certain collectively bargained hourly retiree life insurance benefits under the GM Life and Disability Benefits Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans, and certain related agreements relating thereto (collectively, the "Current Pension Plans Registration Rights Agreement"), (ii) the Registration Rights Agreement, dated as of June 21, 1999, between GM and America Online, Inc., and certain related agreements relating thereto (collectively, the "AOL

Registration Rights Agreement"), (iii) the Registration Rights Agreement, dated as of April 28, 1999, between GM and PRIMESTAR, Inc., and certain related agreements relating thereto (collectively, the "PRIMESTAR Registration Rights Agreement" and, together with the Current Pension Plans Registration Rights Agreement and the AOL Registration Rights Agreement, the "Registration Rights Agreements") and (iv) the Registration Rights Letter Agreement (as defined in the Implementation Agreement), neither GM nor any GM Affiliate has entered into or agreed to enter into any contract, agreement or understanding (other than such other contracts, agreements and understandings contemplated by this Agreement, the Merger Agreement or the Implementation Agreement) that would require registration of any shares of Hughes Class C Common Stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from or after the Spin-Off Effective Time.

         (b) Assumption of Obligation. Effective as of the Spin-Off Effective Time, GM shall assign to Hughes all of GM's rights as of such time relating to the AOL Registration Rights Agreement and the PRIMESTAR Registration Rights Agreement, and Hughes shall assume all of the obligations of GM as of such time thereunder; provided, that Hughes shall not assume any of the obligations of GM under the AOL Registration Rights Agreement or the PRIMESTAR Registration Rights Agreement with respect to any events, acts or omissions occurring prior to the Spin-Off Effective Time.

         (c) No Amendment. Without the prior written consent of GM, Hughes shall not modify or amend either of the AOL Registration Rights Agreement or PRIMESTAR Registration Rights Agreement in any respect that would adversely affect any rights or obligations of GM under the AOL Registration Rights Agreement and the PRIMESTAR Registration Rights Agreement with respect to any registration prior to the Spin-Off Effective Time of shares of GM Class H Common Stock by GM pursuant to such agreements.

         Section 2.4. No Amendment, Waiver or Termination of Merger Agreement. Without the prior written consent of GM, Hughes shall not modify or amend in any respect, or terminate or waive any right or condition set forth in, the Merger Agreement.

         Section 2.5. Publicity. Hughes, with respect to Hughes and all of the Hughes Affiliates, and GM, with respect to GM and all of the GM Affiliates, agree to take all commercially reasonable actions to discontinue their respective uses as promptly after the Spin-Off Effective Time as is reasonably practicable of any printed material that indicates a continued parent-subsidiary relationship between GM and Hughes or any of their respective affiliates. This
Section 2.5 shall not be deemed to prohibit the use of printed material containing appropriate and accurate references to the historical relationships between the parties or their affiliates.

                                    ARTICLE 3

                                 CONFIDENTIALITY

         Section 3.1. Treatment of Confidential Information.

         (a) Restrictions on Disclosure. From and after the Spin-Off Effective Time, each of Hughes and GM agrees that it shall not, and shall not permit any of its affiliates or any of its directors, officers, employees, agents, consultants, advisors, accountants or attorneys (collectively, "Representatives") to, disclose any Confidential Information (as defined below) to any Person, other than as provided herein and in the Confidentiality
Agreement. Notwithstanding the foregoing, each of Hughes and GM and its respective affiliates and Representatives may disclose such Confidential
Information, and such information shall no longer be deemed Confidential Information, to the extent that such Confidential Information is or was (i) available to such party outside the context of the parties' parent-subsidiary relationship on a nonconfidential basis prior to its disclosure by the other party, (ii) in the public domain other than by the breach of this Agreement,
(iii) lawfully acquired outside the context of the parties' parent-subsidiary relationship on a nonconfidential basis or (iv) independently developed by, or on behalf of, such party by Persons who do not have access to, or descriptions of, any such Confidential Information. Confidential Information shall only be used for the business of GM and Hughes and their affiliates and not for the benefit of any other Person.

         (b) Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" means (i) as to Hughes, (A) any information concerning GM, any GM Affiliate or the business or operations of GM or any GM Affiliate other than the Hughes Business (the "GM Business") that was obtained by Hughes or any Hughes Affiliate prior to the Spin-Off Effective Time,
(B) any information concerning GM or any GM Affiliate that is obtained by Hughes under Section 4.1 or (C) any other information obtained by, or furnished to, Hughes or any Hughes Affiliate after the Spin-Off Effective Time that (I) is marked "Confidential" or "Secret" (or like marking) by GM or any GM Affiliate or
(II) GM and Hughes have agreed in writing is confidential or secret; and (ii) as to GM, (A) any information concerning Hughes, any Hughes Affiliate or the Hughes Business that was obtained by GM or any GM Affiliate prior to the Spin-Off Effective Time, (B) any information concerning Hughes or any Hughes Affiliate that is obtained by GM under Section 4.1 or (C) any other information obtained by, or furnished to, GM or any GM Affiliate after the Spin-Off Effective Time that (I) is marked "Confidential" or "Secret" (or like marking) by Hughes or any Hughes Affiliate or (II) Hughes and GM have agreed in writing is confidential or secret.

         Section 3.2. Legally Required Disclosure of Confidential Information. If either party to this Agreement or any of its respective affiliates or Representatives becomes legally required to disclose any Confidential Information, such disclosing party shall promptly notify the other party and use commercially reasonable efforts to cooperate with the other party so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with this Article 3. All expenses incurred in seeking a protective order or other remedy shall be borne by the other party. If such protective order or other remedy is not obtained, or if the other party waives compliance with this Article 3, the disclosing party or its affiliate or Representative, as applicable, shall (a) disclose only that portion of the Confidential Information which its legal counsel advises it is compelled to disclose, (b) use commercially reasonable efforts to obtain reliable assurance requested by the other party that confidential treatment will be accorded such Confidential Information and (c) promptly provide the other party with a copy of the Confidential Information so disclosed, in the same form and format disclosed.

         Section 3.3. Policies and Procedures. Hughes and GM shall each maintain current policies and procedures, and develop such further policies and procedures as shall from time to time become necessary, to ensure compliance with this Article 3.


                                    ARTICLE 4

                         CONTINUING INFORMATION SUPPORT

         Section 4.1. Access to Information. Until the seven (7) year anniversary of the Spin-Off Effective Time or such longer period during which any indemnification claim under this Agreement, the Implementation Agreement or any other agreement between GM and Hughes remains outstanding, Hughes and GM each shall afford to the other, and shall cause their respective affiliates and Representatives to afford, reasonable access and reasonable duplicating rights upon reasonable advance request and during normal business hours to all information (other than information subject to the attorney-client privilege) within such party's possession relating to such other party's business, assets or liabilities to the extent that such access is reasonably required by such other party for the conduct of such other party's business or for audit, accounting, claims, litigation, regulatory or tax purposes, or for purposes of fulfilling disclosure and reporting obligations; provided further that to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney-client, work product or other privilege with respect thereto, each of Hughes and GM and their respective affiliates shall take all commercially reasonable action to prevent a waiver of any such privilege, including entering into an appropriate joint defense agreement in connection with affording access to such information. In connection therewith, Hughes and GM shall, upon the request of the other party, make available their respective officers and employees (and those of their respective affiliates) to the extent that they are reasonably necessary to discuss and explain such information with and to the other party. GM and Hughes shall each cooperate with the other, and shall cause their respective affiliates and Representatives to cooperate, in the provision of access to information reasonably necessary for the preparation of reports required by or filed under the Exchange Act with respect to any period entirely or partially prior to the Spin- Off Effective Time. The access provided pursuant to this Section 4.1 shall be subject to such additional confidentiality and security provisions as the disclosing party may reasonably deem necessary.

         Section 4.2. Production of Witnesses. Until the seven (7) year anniversary of the Spin-Off Effective Time, each of Hughes and GM shall use commercially reasonable efforts, and shall cause each of their respective affiliates to use commercially reasonable efforts, to make available to the other, upon written request, its directors, officers, employees and other Representatives as witnesses to the extent that any such Person is reasonably necessary (giving consideration to the business demands upon such Persons) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

         Section 4.3. Reimbursement. Except with respect to costs and expenses incurred in connection with any legal, administrative or other proceeding or claim to which Section 2.2(c) applies, each party to this Agreement providing access, information or witnesses to the other party pursuant to Section 4.1 or
4.2 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all reasonable out-of-pocket costs and expenses (excluding allocated compensation, salary and overhead expense) as may be reasonably incurred in providing such information or witnesses.

         Section 4.4. Retention of Records. Except as otherwise required by law, each of Hughes and GM shall use commercially reasonable efforts to accommodate the other with respect to retention and provision of copies of any significant information in such party's possession or under its control relating to the business or operations, assets or liabilities of the other party.


                                    ARTICLE 5

                               CONDITIONS TO CLOSE

         Section 5.1. Conditions to Obligation to Consummate the Hughes Recapitalization. The obligations of GM and Hughes to consummate the Hughes Recapitalization shall be subject to fulfillment of each and all of the following conditions (any of which may be waived by GM or Hughes, on behalf of GM or Hughes, respectively, in each case only with the consent of EchoStar):

         (a) no temporary restraining order, preliminary or permanent injunction or other order or decree issued by a court of competent jurisdiction or Governmental Authority of competent jurisdiction which prevents the consummation of any of the GM Transactions shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the GM Transactions;

         (b) the GM Transactions (including the GM Charter Amendment, the Hughes Recapitalization and all other aspects of the GM Transactions, including the Spin-Off) shall have received the approval of the holders of (i) a majority of the voting power of all outstanding shares of the GM $1-2/3 Common Stock and the GM Class H Common Stock, voting together as a single class based on their respective per share voting power pursuant to the provisions set forth in the GM Certificate of Incorporation, (ii) a majority of the outstanding shares of GM $1-2/3 Common Stock, voting as a separate class, and (iii) a majority of the outstanding shares of GM Class H Common Stock, voting as a separate class (collectively, the "Requisite Stockholder Approval");

         (c) following the receipt of the Requisite Stockholder Approval, the GM Charter Amendment shall have been filed and become effective;

         (d) GM shall have received a ruling (the "Ruling") from the Internal Revenue Service of the United States Department of the Treasury ("IRS"), in form and substance reasonably satisfactory to GM, to the effect that each of (x) the distribution of Hughes Class C Common Stock to the holders of record of GM Class H Common Stock and, in the event that the Remaining Shares Distribution (as defined in the Implementation Agreement) is to be effected, the distribution of Hughes Class C Common Stock to the holders of record of GM $1-2/3 Common Stock, in each case as contemplated by the Implementation Agreement, (y) if applicable, the distribution of Hughes Preference Stock to the holders of record of GM Series H Preference Stock will constitute a distribution with respect to which no gain or loss will be recognized by GM or any GM Affiliate, Hughes or their respective stockholders pursuant to Section 355 and related provisions of the Code and (z) GM will be permitted, without jeopardizing the Tax-Free Status of the Spin-Off (as defined in the Implementation Agreement), to receive and retain the GM Note (as defined in the Supplemental Agreement) and Pledged Collateral (as defined in the Pledge Agreement), and subsequently dispose of such GM Note and Pledged Collateral, under conditions acceptable to GM in its sole and absolute discretion; and GM shall not have been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in an adverse manner, and GM shall not have been notified by the IRS, and shall not have otherwise reasonably determined, on the basis of an opinion of outside tax counsel, that there is a more than immaterial possibility that the consummation of the Spin-Off will not be tax-free as contemplated by the Implementation Agreement; provided that, for purposes of this Section 5.1(d), if the IRS has not withdrawn, invalidated or modified the Ruling or otherwise notified GM that the consummation of the Spin-Off will not be tax-free, then a determination by GM, based on an opinion of tax counsel, that, nonetheless, there is a more than immaterial possibility that the consummation of the Spin-Off will not be tax-free as contemplated by the Implementation Agreement shall be based upon (i) a Change in Tax Law (as defined below) after the date on which the Ruling is issued or (ii) a change in, or failure of, a relevant fact (including an error in stating, or an omission to state, a relevant fact in any IRS Submission (as defined in the Implementation Agreement) or otherwise); provided, further, that if GM makes a determination that the Spin-Off will not be tax-free in accordance with the requirements stated above, then GM and Hughes shall request that the IRS confirm the Ruling in a Subsequent Ruling (as defined in the Implementation Agreement) if the matter is capable of being resolved by a ruling by the IRS. For the purposes of this Agreement, "Change in Tax Law" means any amendment to, or change in (including any announcement of a prospective change, such as, but not limited to, the reporting of legislation by the House Ways and Means Committee or the Senate Finance Committee, or the proposal of a legislative change), the laws or regulations of the United States, or any official administrative pronouncement (including the issuance of any proposed regulation or IRS pronouncement) or judicial decision interpreting or applying such laws or regulations, in each case that has an effective date that is proposed to precede the Spin-Off Effective Time or that otherwise applies to or affects the Spin-Off;

         (e) GM shall have received the opinion of Kirkland & Ellis, tax counsel to GM, to the effect that, on the basis of and subject to the assumptions, representations, limitations and other matters set forth therein, (i) the recapitalization of the GM $1-2/3 Common Stock and the GM Class H Common Stock arising from the adoption of the GM Charter Amendment will be tax-free to GM, the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock and (ii) the GM Class H Common Stock is stock of GM for United States federal income tax purposes;

         (f) all conditions to the Merger, other than the consummation of the Hughes Recapitalization and the Spin-Off, shall have been satisfied or waived (provided that any such waiver by Hughes shall have been made only with GM's consent), and the parties to the Merger Agreement shall be prepared to cause the consummation of the Merger immediately following the Spin-Off Effective Time;

         (g) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any applicable similar law of any foreign jurisdiction with respect to the GM Transactions shall have expired or otherwise been terminated, all approvals of, or filings with any Governmental Authority required to consummate the GM Transactions shall have been obtained or made, and the parties shall have made all other required notifications with respect to the GM Transactions and shall have received all other required consents or approvals with respect to the GM Transactions, other than approvals and filings, the failure of which to obtain or make which, in the aggregate, are not reasonably likely to result in a material adverse effect on the ability of GM or Hughes to consummate the GM Transactions;

         (h) the SEC shall have declared the Spin-Off/Merger Registration Statement (as defined in the Implementation Agreement) effective, all other required approvals and clearances of the Spin-Off/Merger Registration Statement and the GM Proxy/Consent Solicitation Statement (as defined in the Implementation Agreement) shall have been received from the SEC, and all applicable material state and foreign blue sky or securities permits or approvals required to mail the GM Proxy/Consent Solicitation Statement and take the other actions set forth in Section 1.2 of the Implementation Agreement shall have been received in accordance with Applicable Law (as defined in the Implementation Agreement), and no stop order suspending the effectiveness of the Spin- Off/Merger Registration Statement shall be in effect and no similar restraining order shall have been entered by the SEC or any state or foreign securities administrator with respect to the Transactions;

         (i) the shares of Hughes Class A Common Stock and of Hughes Class C Common Stock to be issued pursuant to the Spin-Off and the Merger shall have been approved for listing on the NYSE or, in the alternative, approved for quotation on the Nasdaq Stock Market, subject to official notice of issuance;

         (j) GM and Hughes shall have received the opinion of Houlihan Lokey Howard & Zukin, addressed to the Board of Directors of GM and Hughes, regarding Hughes' ability to declare and pay the dividend contemplated by the Hughes Recapitalization, in form and substance reasonably acceptable to Hughes, immediately prior to the Hughes Recapitalization;

         (k) at least five (5) trading days shall have elapsed since the Regulatory Approval Date;

         (l) the quotient determined by dividing (i) the Recapitalization Amount by (ii) the Recapitalization Price, shall not exceed the aggregate number of GM Notional Shares (as defined below) determined as of immediately prior to the reduction of the Denominator contemplated by Section 1.1(b) of this Agreement as part of the Hughes Recapitalization; and

         (m) the Contribution and Transfer Agreement (as defined in the Implementation Agreement) shall have been entered into and shall be in full force and effect.

         Section 5.2. GM Notional Shares. For the purposes of this Agreement, including Section 5.1(l), "GM Notional Shares" means the aggregate number determined by the Board of Directors of GM, in good faith and in accordance with the provisions of the next succeeding sentence, to be the aggregate number of notional shares representing GM's retained economic interest in Hughes. The aggregate number of GM Notional Shares shall be determined, as of any particular time, by subtracting (a) the number of shares of GM Class H Common Stock issued and outstanding as of such time from (b) the Denominator determined by the Board of Directors of GM as of such point in time rather than as an average with respect to any accounting period. Promptly following any determination by the Board of Directors of GM of the aggregate number of GM Notional Shares pursuant to this Agreement, GM shall provide written notice thereof to EchoStar (which notice shall include the computation thereof).

                                    ARTICLE 6

                                   TERMINATION

         Section 6.1. Termination of Agreement. Prior to the Spin-Off Effective Time, this Agreement shall terminate automatically upon termination of the Merger Agreement.

         Section 6.2. Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 above, this Agreement shall become void and have no effect, without any liability under this Agreement on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 6.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement.


                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1. Notices. All notices shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)   if to GM:

               300 Renaissance Center
               Detroit, Michigan 48265-3000
               Attention:  Warren G. Andersen
               Telecopy No.:  (313) 665-4978

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention:  R. Scott Falk and Joseph P. Gromacki
               Telecopy No.: (312) 861-2200

         (b)   if to Hughes:

               200 North Sepulveda Boulevard
               P.O. Box 956
               El Segundo, California 90245
               Attention:  General Counsel
               Telecopy No.: (310) 456-1089

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153
               Attention: Frederick S. Green and Michael E. Lubowitz Telecopy No.: (212) 310-8007

         Section 7.2. Interpretation; Absence of Presumption.

         (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) unless otherwise specified, all references to any period of days shall be deemed to be to the relevant number of calendar days, (vii) "dollars" or "$" means United States dollars, (viii) "cash" means dollars in immediately available funds and
(ix) the phrase "the date hereof" means as of the date of this Agreement.

         (b) The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         Section 7.3. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

         Section 7.4. Entire Agreement; Severability.

         (a)  This  Agreement  (including  the  documents  and  the  instruments referred to herein)  contains  the entire  agreement  between  the parties  with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         (b) If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         Section 7.5. Third Party Beneficiaries. Prior to, and from and after, the Spin-Off Effective Time, until the consummation of the Merger or the termination of the Merger Agreement, EchoStar shall be a third party beneficiary hereunder of its rights pursuant to Sections 1.1(a), 1.4, 5.1, 7.8 and 7.9 hereof. Except as provided in the previous sentence, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and
(b) there are no other third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         Section 7.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

         Section 7.7. Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

         Section 7.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder (other than the rights and interests of GM pursuant to Sections 2.2(a) and 2.2(c) hereof, and GM's rights hereunder with respect to any Demand Note, which shall be freely assignable by GM) shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that GM shall have the right to assign all or any part of its rights, interests or obligations under this Agreement to any parent thereof (whether as a result of recapitalization, reorganization, merger or otherwise), and, in connection with any such assignment, if and to the extent requested by either of the parties hereto, the parties shall restate this Agreement in its entirety to reflect such assignment and execute and deliver to each other any such restatement of this Agreement, except that no such assignment shall relieve GM of any of their respective obligations hereunder or be permitted without the prior written consent of EchoStar if any such assignment would have an adverse effect on EchoStar or, after the Merger Effective Time, Hughes, including with respect to any potential tax or other liabilities or obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 7.9. Amendment. Subject to obtaining EchoStar's written consent as required by Section 5.2(a) of the Implementation Agreement, this Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors; provided, however, that no amendment shall be made following the receipt of the Requisite Stockholder Approval that alters or changes (a) the amount or kind of shares, securities, cash, property and/or rights to be received by the holders of GM Class H Common Stock or GM $1-2/3 Common Stock pursuant to the Implementation Agreement or (b) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of GM Class H Common Stock or GM $1-2/3 Common Stock without the approval, if required, of the holders of GM Class H Common Stock or GM $1-2/3 Common Stock. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.10. Dispute Resolution. GM and Hughes shall attempt in good faith to resolve any dispute between the parties arising out of or relating to this Agreement promptly through negotiations of the parties prior to seeking any other legal or equitable remedy.

         Section 7.11. Consent to Jurisdiction. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Delaware. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of the state courts of Delaware for any such action, suit or proceeding, (b) agrees not to commence any such action, suit or proceeding except in the state courts of Delaware, (c) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the state courts of Delaware, (d) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the state courts of Delaware has been brought in an improper or otherwise inconvenient forum, (e) waives, and agrees not to plead or to make, any claim that the state courts of Delaware lack personal jurisdiction over it, and (f) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute. GM and Hughes shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that either party shall reasonably deem to be confidential or proprietary. Each of the parties hereto irrevocably designates and appoints its respective Service Agent (as defined below) as its agent to receive service of process in any such action, suit or proceeding. Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Separation Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Delaware, and shall promptly notify the other party hereto of any change in the name or address of its Service Agent and the name and address of any replacement for its Service Agent, if such agent is no longer the Service Agent named herein. This Section 7.11 is meant to comply with 6 Del. C. Section 2708. For the purposes of this Agreement, "Service Agent" means, for GM and for Hughes, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, or, for either party, such other Person at such other address as such party may specify in a notice provided to the other party after the date of this Agreement in accordance with Section 7.1 of this Agreement.



                                    * * * * *

         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.


                                           GENERAL MOTORS CORPORATION


                                           By:    /s/ WARREN G. ANDERSEN
                                                 -------------------------------
                                           Name:   Warren G. Andersen
                                           Title:  Assistant General Counsel


                                            HUGHES ELECTRONICS CORPORATION


                                           By:    /s/ LARRY D. HUNTER
                                                 -------------------------------
                                           Name:   Larry D. Hunter
                                           Title:  Vice President










                             [Separation Agreement]